Exhibit 99.1

                  Navigant Consulting, Inc. Announces
                      Third Quarter 2005 Results

    CHICAGO--(BUSINESS WIRE)--Oct. 25, 2005--Navigant Consulting, Inc.
(NYSE:NCI):

    -- Quarterly revenues increased 19 percent, year over year, to $150.9 million, from $126.3 million in the third quarter of 2004. Nine-month revenues increased 20 percent, to $425.0 million, compared to $352.8 million during the first nine months of 2004.

    -- EBITDA for the quarter increased 31 percent to $29.1 million, from $22.3 million in the third quarter of 2004. EBITDA for the nine months ended September 30, 2005 increased 37 percent to $81.4 million, from $59.3 million for the comparable period in 2004.

    -- Earnings per share increased 14 percent to $0.25 in the third quarter, compared to $0.22 in the third quarter of 2004.
        Nine-month 2005 EPS increased 26 percent, to $0.73, from $0.58 for the first nine months of 2005.

    Navigant Consulting, Inc. (NYSE:NCI), a specialized consulting firm providing dispute, financial, regulatory and operational advisory services primarily to companies in regulated industries, government agencies and legal counsel, today announced financial results for the 2005 third quarter.
    "The Company had a solid third quarter. Utilization of 71 percent is getting back to our targeted levels and reflects a continuing attractive demand environment for the majority of our practices," stated William M. Goodyear, Chairman and Chief Executive Officer. "We are benefiting from sustained growth in our Dispute, Investigative and Regulatory segment, particularly in the Government Contracting, Discovery, Litigation and International Construction practices. We also see excellent growth in our Financial and Insurance Services practice - reflecting many of the pressures in that segment of the economy."

    Third Quarter 2005 Financial Results

    Revenues for the third quarter of 2005 were $150.9 million, a 19 percent increase compared to third quarter 2004 revenues of $126.3 million, and an eight percent increase over second quarter 2005 revenues of $139.5 million. EBITDA in the third quarter of 2005 was $29.1 million, an increase of 31 percent from $22.3 million for the third quarter of 2004, and up 10 percent from second quarter 2005 EBITDA of $26.5 million.
    EBITDA as a percentage of revenues before reimbursements was 22 percent for the third quarter of 2005, consistent with second quarter 2005, and up from 20 percent in the third quarter 2004. Net income per diluted share was $0.25 in the third quarter of 2005, a 14 percent increase compared to the $0.22 per share in the comparable period in 2004, and up from $0.24 per share in the second quarter of 2005.

    Nine-Month Financial Results

    Revenues for the nine months ended September 30, 2005 were $425.0 million, a 20 percent increase compared to 2004 nine-month revenues of $352.8 million. EBITDA for the nine-month period of 2005 was $81.4 million, up 37 percent from $59.3 million for the comparable 2004 period. EPS for the 2005 nine months was $0.73 per share, compared to $0.58 per share for the same period in 2004, a 26 percent year over year increase.

    Business Metrics

    Billable consultant headcount, full time equivalents (FTE), on September 30, 2005 was 1,719, up from 1,557 at the end of the second quarter, reflecting the A.W. Hutchison and Kroll acquisitions coupled with the Company's seasonal campus hiring, net of attrition and terminations, and successful targeted recruiting in selected practices. Company-wide consultant utilization in the third quarter was 71 percent, compared to 69 percent in the second quarter of 2005 and 71 percent in the third quarter of 2004.
    "We are pleased with our ability to hire and train over 80 new professionals from the college campuses, as well as targeted practice recruiting during the third quarter, while concurrently improving our Company utilization rates," stated Julie M. Howard, Executive Vice President and Chief Operating Officer. "Our hiring reflected the market opportunities in several key service areas, including Investigations, Valuations, Government Contracting Disputes, and Financial Services."
    Annualized revenue per consultant in the third quarter of 2005 was $360,000, up slightly from 2005 second quarter of $359,000. Annualized attrition was 17 percent during the third quarter of 2005, consistent with the prior quarter. Days sales outstanding as of September 30, 2005 were 93 days, compared to 81 days at the end of the 2005 second quarter. The Company ended the third quarter with $69.7 million in borrowings under its $175 million unsecured, multi-bank credit facility.

    International Expansion

    During the third quarter, the Company expanded its presence in Europe and Asia. "We believe that the business climate in both Europe and Asia is receptive to Navigant Consulting's service offerings and industry expertise, and this is an exciting step in advancing our ability to service our client's needs globally," stated Howard. "Our initial efforts will be to serve our current clients' investigative, litigation, arbitration and electronic evidence needs with local resources and presence, while leveraging our industry sector expertise. By the end of the year, the Company will be opening offices in both Hong Kong and Shanghai.

    Webcast of the Company's Announcement of Third Quarter 2005
Results

    A webcast of management's presentation of the Company's third quarter financial results will be available on the Company's website, www.navigantconsulting.com. To access the call, click the Investor Relations section and select "Conference Calls." This webcast will be available until 5:00 p.m., ET, February 15, 2006.

    About Navigant Consulting

    Navigant Consulting, Inc. (NYSE:NCI) is a specialized independent consulting firm providing dispute, financial, regulatory and operational advisory services to government agencies, legal counsel and large companies facing the challenges of uncertainty, risk, distress and significant change. The Company focuses on industries undergoing substantial regulatory or structural change, including healthcare, energy and financial and insurance services, and on the issues driving these transformations. "Navigant" is a service mark of Navigant International, Inc. Navigant Consulting, Inc. (NCI) is not affiliated, associated, or in any way connected with Navigant International, Inc. and NCI's use of "Navigant" is made under license from Navigant International, Inc. More information about Navigant Consulting can be found at www.navigantconsulting.com.

    Except as set forth below, statements included in this press release, which are not historical in nature, are intended to be, and are hereby identified as, "forward-looking statements" as defined within the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by words including "anticipates," "believes," "intends," "estimates," "expects" and similar expressions. The Company cautions readers that forward-looking statements, including without limitation, those relating to the Company's future business prospects, revenues, working capital, liquidity, income and margins, are subject to certain risks and uncertainties that could cause actual results to differ materially from those indicated in the forward-looking statements, due to several important factors, including those identified from time to time in the Company's reports filed with the SEC. Such risk factors include, but are not limited to: dependence on key personnel, acquisitions consummated and acquisitions under consideration, recruiting, attrition and the ability to successfully integrate new consultants into the Company's practices, significant client assignments, conflicts of interest, the ability to meet the challenges of rapid growth and intense competition, professional liability, any significant decline in the market value of the Company's securities that would affect its ability to attract, retain and motivate its consultants, possible legislative and regulatory changes, including without limitation federal class action, asbestos and medical malpractice reform legislation, and general economic conditions.


              NAVIGANT CONSULTING, INC. AND SUBSIDIARIES
                   CONSOLIDATED STATEMENT OF INCOME
                (In thousands, except per share data)
                             (Unaudited)

                                     For the three months ended
                               ---------------------------------------
                               September 30,  June 30,   September 30,
                                    2005        2005          2004
                               ---------------------------------------
Revenues before reimbursements     $131,411     $121,621     $111,183
Reimbursements                       19,503       17,871       15,106
                               ---------------------------------------
  Total revenues                   $150,914     $139,492     $126,289
Cost of services before
 reimbursable expenses               74,533       69,308       64,892
Reimbursable expenses                19,503       17,871       15,106
                               ---------------------------------------
  Cost of services                   94,036       87,179       79,998
Stock-based compensation
 expense                              1,960        2,341        2,285
Litigation and settlements                -            -          200
General and administrative
 expenses                            25,795       23,442       21,508
                               ---------------------------------------
  Earnings before interest,
   taxes, depreciation and
   amortization (EBITDA)             29,123       26,530       22,298
Depreciation                          2,621        2,564        2,149
Amortization                          2,509        1,857        1,118
                               ---------------------------------------
  Operating income                   23,993       22,109       19,031
Other income (expense), net          (1,323)        (788)        (451)
                               ---------------------------------------
Income before income tax
 expense                             22,670       21,321       18,580
Income tax expense                    9,521        8,954        7,628
                               ---------------------------------------
  Net income                        $13,149      $12,367      $10,952
                               =======================================

Net income per diluted share          $0.25        $0.24        $0.22
                               =======================================

Shares used in computing net         52,959       52,091       50,656
 income per diluted share

Percentage of revenues before
reimbursements:
-----------------------------
Cost of services before
 reimbursable expenses                   57%          57%          58%
Reimbursable expenses                    15%          15%          14%
General and administrative
 expenses                                20%          19%          19%

EBITDA                                   22%          22%          20%
Operating income                         18%          18%          17%
Net income                               10%          10%          10%



              NAVIGANT CONSULTING, INC. AND SUBSIDIARIES
                   CONSOLIDATED STATEMENT OF INCOME
                (In thousands, except per share data)
                             (Unaudited)

                                      For the nine months ended
                                --------------------------------------
                                September 30, 2005  September 30, 2004
                                --------------------------------------
Revenues before reimbursements           $374,817            $312,107
Reimbursements                             50,224              40,706
                                --------------------------------------
  Total revenues                         $425,041            $352,813

Cost of services before
 reimbursable expenses                    215,537             180,998
Reimbursable expenses                      50,224              40,706
                                --------------------------------------
  Cost of services                        265,761             221,704
Stock-based compensation expense            6,730               6,885
Restructuring costs                             -               1,091
Litigation and settlements                      -                 385
General and administrative
 expenses                                  71,183              63,402
                                --------------------------------------
  Earnings before interest,
   taxes, depreciation and
   amortization (EBITDA)                   81,367              59,346
Depreciation                                7,096               6,198
Amortization                                5,826               2,372
                                --------------------------------------
  Operating income                         68,445              50,776
Other income (expense), net                (2,437)             (1,355)
                                --------------------------------------
Income before income tax expense           66,008              49,421
Income tax expense                         27,723              20,195
                                --------------------------------------
  Net income                              $38,285             $29,226
                                ======================================

Net income per diluted share                $0.73               $0.58
                                ======================================

Shares used in computing net               52,097              50,024
 income per diluted share

Percentage of revenues before
reimbursements:
-----------------------------
Cost of services before
 reimbursable expenses                         58%                 58%
Reimbursable expenses                          13%                 13%
General and administrative
 expenses                                      19%                 20%

EBITDA                                         22%                 19%
Operating income                               18%                 16%
Net income                                     10%                  9%



              NAVIGANT CONSULTING, INC. AND SUBSIDIARIES
       CONDENSED CONSOLIDATED BALANCE SHEETS AND SELECTED DATA
                   (In thousands, except DSO data)
                             (Unaudited)

                  September 30,  June 30,   December 31, September 30,
Assets                2005         2005         2004         2004
------            ----------------------------------------------------
Cash and cash
 equivalents         $12,389      $11,118      $36,897      $15,860
Trade accounts
 receivable, net     167,686      137,224      111,157      121,347
Prepaid and other
 assets               16,084       13,417       18,304       13,121
                  ----------------------------------------------------
  Total current
   assets            196,159      161,759      166,358      150,328

Property and
 equipment, net       37,947       35,369       27,381       27,173
Intangible assets,
 net                 319,306      278,850      224,845      209,860
Other non-current
 assets, net           2,274          363          223        3,795
                  ----------------------------------------------------
  Total assets      $555,686     $476,341     $418,807     $391,156
                  ====================================================

Liabilities and
Stockholders' Equity
--------------------
Bank borrowings      $69,700      $43,800           $-      $18,000
Current
 liabilities         106,677       80,576      117,885       98,492
Other liabilities     10,279        8,309       12,248       11,005
Stockholders'
 equity              369,030      343,656      288,674      263,659
                  ----------------------------------------------------

  Total
   liabilities and
   stockholders'
   equity           $555,686     $476,341     $418,807     $391,156
                  ====================================================

Selected Data

Days sales
 outstanding, net
 (DSO)(a)            93 days      81 days      71 days      78 days
                  ====================================================

(a) Includes deferred revenue.



    CONTACT: Navigant Consulting, Inc.
             Ben W. Perks, 312-573-5630
             or
             Andrew J. Bosman, 312-573-5631